Exhibit 15.1

January 30, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated January 30, 2014 on our review of interim financial information of Varian Medical Systems, Inc. for the three-month periods ended December 27, 2013 and December 28, 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended December 27, 2013 is incorporated by reference in its Registration Statements on Form S-8 (No. 333-188693, No. 333-168444, No. 333-168443, No. 333-146176, No. 333-130001, No. 333-152903, No. 333-123778, No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012 and No. 333-161307).

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

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